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    As filed with the Securities and Exchange Commission on March 2, 1998
                                                      Registration No. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                             SWISS ARMY BRANDS, INC.
             (Exact name of registrant as specified in its charter)

                              --------------------

           DELAWARE                                      13-2797726
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

ONE RESEARCH DRIVE, SHELTON, CONNECTICUT                    06484
(Address of Principal Executive Offices)                  (Zip Code)

                 SWISS ARMY BRANDS, INC. 1996 STOCK OPTION PLAN
                            (Full title of the plan)

                               J. MERRICK TAGGART
                                    PRESIDENT
                             SWISS ARMY BRANDS, INC.
                               ONE RESEARCH DRIVE
                           SHELTON, CONNECTICUT 06484
                     (Name and address of agent for service)

                                 (203) 929-6391
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Herbert M. Friedman, Esq.
                        Zimet, Haines, Friedman & Kaplan
                                 460 Park Avenue
                            New York, New York 10022
                                 (212) 486-1700

                              --------------------

                         CALCULATION OF REGISTRATION FEE


========================================================================================================================
                                                        PROPOSED MAXIMUM       PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE        AMOUNT TO BE              OFFERING          AGGREGATE OFFERING         AMOUNT OF
        REGISTERED                 REGISTERED           PRICE PER UNIT(1)          PRICE(1)          REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value       1,000,000 shares            $13.625               $11,042,328              $3,258
      $.10 per share
========================================================================================================================

----------------

(1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as follows
      (i) in the case of 189,750 shares underlying options granted and outstanding under the Plan on the date of filing of this Registration Statement, based on the aggregate exercise price of $2,585,344, which averages $13.625 per share, and (ii) in the case of 801,250 shares which remain available for grant under the Plan on the date of filing of this Registration Statement, based on the average of the high and low prices of the registrant's Common Stock on February 24, 1998.





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                                     PART II

Item 3.        Incorporation of Certain Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

     (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997;

     (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997;

     (e) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1993; and

     (f) The description of the Registrant's Common Stock, par value $.10 per share, contained in the Registrant's Registration Statement on Form 8-A dated September 12, 1984, filed with the Commission.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     The legality of the securities being offered hereunder has been passed upon by the law firm of Zimet, Haines, Friedman & Kaplan. Herbert M. Friedman, a member of such firm, is a director of the Registrant.

Item 6.  Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of Delaware grants each corporation organized thereunder the power to indemnify its officers, directors, employees and agents on certain conditions against liabilities arising out of any action or proceeding to which any of them is a party by reason of being such officer, director, employee or agent. Section 102(b)(7) of the General Corporation Law permits a Delaware corporation, with the approval of its stockholders, to include within its Certificate of Incorporation a provision eliminating or limiting the personal liability of its directors to that corporation or its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duty of care, both in suits by or on behalf of the corporation and in actions by stockholders of the corporation.

     The Company's Certificate of Incorporation includes an Article which allows the Company to take advantage of Section 102(b)(7) of the Delaware General Corporation Law. The Certificate of Incorporation also provides for the indemnification, to the fullest extent permitted by the Delaware General Corporation Law, of directors and officers of the Company against all expenses (including attorneys' fees), judgments, fines and amounts paid


                                       -2-





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in settlement in connection with actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which such person may become involved by reason of the fact that he or she is or was serving as a director or officer of the Company. The Certificate of Incorporation also provides that upon the specific authorization of the Board of Directors, the Company may indemnify, in the same manner, any of its employees or agents or any person who is serving at the request of the Company as a director, officer, employee or agent of another entity.

               The Company's By-laws contain provisions concerning the indemnification of officers and directors which are substantially identical to those contained in the Certificate of Incorporation.

               The Company maintains liability insurance covering its Directors and Officers with respect to certain liabilities which they may incur in connection with their service as Directors and Officers.

Item 7.  Exemption from Registration Claimed

               Not applicable.

Item 8.  Exhibits

EXHIBIT                             DESCRIPTION

  4.1 Swiss Army Brands, Inc. 1996 Stock Option Plan, (the "Plan"), filed herewith.

  4.2 Form of agreement for employees relating to stock options which are "incentive options" pursuant to the Plan, filed herewith.

  4.3 Form of agreement for employees relating to stock options which are not "incentive options" pursuant to the Plan, filed herewith.

  4.4 Form of agreement for non-employees relating to stock options which are not "incentive options" pursuant to the Plan, filed herewith.

  4.6 Certificate of Incorporation of the registrant with all amendments thereto, incorporated by reference to the Exhibits to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.

  4.7 By-laws of the registrant, as amended, incorporated by reference to the Exhibits to Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

  5.1          Opinion of Zimet, Haines, Friedman & Kaplan, filed herewith.

 23.1          Consent of Arthur Andersen LLP, filed herewith.

 23.2 Consent of Zimet, Haines, Friedman & Kaplan, set forth in the opinion thereof filed herewith as Exhibit 5.1.




                                       -3-





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Item 9.  Undertakings

The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on this 25th day of February, 1998.

                                       SWISS ARMY BRANDS, INC.



                                       By /s/ J. Merrick Taggart
                                         _______________________________________
                                           J. Merrick Taggart
                                           President



                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Messrs. J. Merrick Taggart and Thomas M. Lupinski, each with full authority to act without the others, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                   Title                               Date
---------                                   -----                               ----



/s/ J. Merrick Taggart                      President and Director              February 25, 1998
-----------------------------
J. Merrick Taggart




/s/ Thomas M. Lupinski                      Senior Vice President, Chief        February 25, 1998
-----------------------------               Financial Officer and Controller
Thomas M. Lupinski                          (principal accounting officer)




/s/ A. Clinton Allen                        Director                            February 25, 1998
-----------------------------
A. Clinton Allen




/s/ Clarke H. Bailey                        Director                            February 25, 1998
-----------------------------
Clarke H. Bailey



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
Signature                                   Title                               Date
---------                                   -----                               ----




/s/ Thomas A. Barron                        Director                            February 25, 1998
-----------------------------
Thomas A. Barron




/s/ Vincent D. Farrell, Jr.                 Director                            February 25, 1998
-----------------------------
Vincent D. Farrell, Jr.





/s/ Herbert M. Friedman                     Director                            February 25, 1998
-----------------------------
Herbert M. Friedman




/s/ Peter W. Gilson                         Director                            February 25, 1998
-----------------------------
Peter W. Gilson




/s/ M. Leo Hart                             Director                            February 25, 1998
-----------------------------
M. Leo Hart




/s/ James W. Kennedy                        Director                            February 25, 1998
-----------------------------
James W. Kennedy




/s/ Keith Lively                            Director                            February 25, 1998
-----------------------------
Keith Lively




                                            Director                            ____________, 1998
-----------------------------
Lindsay Marx




/s/ Louis Marx, Jr.                         Director                            February 25, 1998
-----------------------------
Louis Marx, Jr.




/s/ Stanley R. Rawn, Jr.                    Director                            February 25, 1998
-----------------------------
Stanley R. Rawn, Jr.




/s/ Eric M. Reynolds                        Director                            February 25, 1998
-----------------------------
Eric M. Reynolds




/s/ John Spencer                            Director                            February 25, 1998
-----------------------------
John Spencer




/s/ John V. Tunney                          Director                            February 25, 1998
-----------------------------
John V. Tunney



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                                  EXHIBIT INDEX



                                                                                       SEQUENTIALLY
                                                                                       NUMBERED
EXHIBIT        DESCRIPTION                                                             PAGE

  4.1 Swiss Army Brands, Inc. 1996 Stock Option Plan, filed herewith.

  4.2 Form of agreement for employees relating to stock options which are "incentive options" pursuant to the Plan, filed herewith.

  4.3 Form of agreement for employees relating to stock options which are not "incentive options" pursuant to the Plan, filed herewith.

  4.4 Form of agreement for non-employees relating to stock options which are not "incentive options" pursuant to the Plan, filed herewith.

  4.6 Certificate of Incorporation of the registrant with all amendments thereto, incorporated by reference to the Exhibits to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.

  4.7 By-laws of the registrant, as amended, incorporated by reference to the Exhibits to Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

  5.1 Opinion of Zimet, Haines, Friedman & Kaplan, filed herewith.

 23.1          Consent of Arthur Andersen LLP, filed herewith.

 23.2 Consent of Zimet, Haines, Friedman & Kaplan, set forth in the opinion thereof filed herewith as Exhibit 5.1.



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